Exhibit 99.1

VIRTU FINANCIAL, INC. ANNOUNCES PRICING OF

$1,150.0 MILLION FIRST LIEN TERM LOAN AND $500.0 MILLION  SENIOR SECURED SECOND LIEN NOTES DUE 2022

NEW YORK, June 02, 2017 (GLOBAL NEWSWIRE) — Virtu Financial, Inc. (NASDAQ: VIRT) (the “Company”) today announced that its subsidiaries, Orchestra Borrower LLC and Orchestra Co-Issuer, Inc. (together, the “Issuers”), priced successfully their previously announced offering of senior secured second lien notes due 2022 (the “Notes”).  In addition the Company announced the pricing of the previously announced senior secured first lien term loan (the “New Term Loan”).  The amount of the New Term Loan was upsized from the initial amount indicated from $825 million to $1,150 million and the Notes were set at $500 million aggregate principal amount to reflect the significant demand for both loans.  The New Term Loan will be priced at LIBOR plus 375 basis points and the Notes were priced to reflect an  annual interest rate at 6.75%.

The offering of the Notes is expected to close within the next 10 business days, and the New Term Loan is expected to close at the end of June 2017.

The Notes and the New Term Loan are being issued to finance, in part, the Company’s pending acquisition (the “Acquisition”) of KCG Holdings, Inc. (NYSE: KCG)  (“KCG”) and to repay certain indebtedness of the Company and KCG. The net proceeds of the Notes will be held in escrow until immediately prior to the consummation of the Acquisition.  The Acquisition is expected to close during the third quarter in 2017 after receipt of KCG shareholder approval and all required regulatory approvals.

Following the Acquisition, the equity interests of the Issuers will be contributed to Virtu Financial LLC, a direct subsidiary of the Company (“Virtu Financial”), and Virtu Financial will contribute such equity interests to its wholly-owned subsidiary, VFH Parent LLC (“VFH”). VFH will then assume the indebtedness and all obligations of Orchestra Borrower LLC under the Notes (the “Assumption”).

The Issuers intend to use the gross proceeds from the Notes and the New Term Loan to (i) pay the merger consideration in connection with the Acquisition; (ii) repay, refinance or retire certain of the Company’s and KCG’s existing indebtedness; and (iii) pay fees, expenses and other amounts related to the Acquisition and related transactions.

After the Assumption, the Notes will be senior secured second lien notes and will be guaranteed by Virtu Financial and certain of its subsidiaries (including KCG and certain of its subsidiaries).

The Notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act. The issuance and sale of the Notes have not been registered under the Securities Act, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, as well as uncertainties relating to the Acquisition and, in the case of the New Term Loan, the execution and delivery of definitive agreements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

About Virtu Financial, Inc.:

Virtu is a technology-enabled market maker and liquidity provider to the global financial markets. We buy and sell a broad range of securities and other financial instruments, and we generate revenue by buying and selling securities and other financial instruments and earning small amounts of money on individual transactions based on the difference between what buyers are willing to pay and what sellers are willing to accept, which we refer to as “bid/ask spreads,” across a large volume of transactions. We make markets by providing quotations to buyers and sellers in more than 12,000 securities and other financial instruments on more than 235 unique exchanges, markets and liquidity pools in 36 countries around the world.

Contact:

Investor Relations Contact:

Andrew Smith
Virtu Financial, Inc.
(212) 418-0195
investor_relations@virtu.com

Media Relations
media@virtu.com
(202) 256-3001